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                                                                     Exhibit 5.1

                          [CAREY LANGLOIS LETTERHEAD]

Amdocs Limited
Tower Hill House
Le Bordage
St. Peter Port
Island of Guernsey

Our Ref: NC/CB/A0774018


15 August 2001

Dear Sirs

RE:      AMDOCS LIMITED: REGISTRATION STATEMENT ON FORM F-3

We have acted as counsel to Amdocs Limited, a company organized and existing under the laws of Guernsey, Channel Islands (the "Company"), in connection with the registration statement on Form F-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of (i) $500,000,000 of the Company's 2% convertible notes due June 1, 2008 (the "Notes") issued pursuant to that certain Indenture dated as of May 30, 2001 (the "Indenture") between the Company and United States Trust Company of New York and (ii) 5,429,350 ordinary shares, L0.01 par value (the "Shares"), of the Company issuable upon conversion of the Notes.

In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Amended and Restated Articles of Association and the Memorandum of Association of the Company, (ii) records and proceedings of the Board of Directors of the Company and (iii) the Indenture.

Based on the foregoing, we are of the opinion that:

1. The Company has been duly organized and is validly existing as a corporation under the laws of Guernsey.

2. The Indenture has been duly authorized, executed and delivered by the Company.

3. The Notes have been duly authorized, executed and delivered by the Company.

4. The Shares have been duly authorized, and the Shares, when issued upon the conversion of the Notes in accordance with the terms of the Indenture, will be validly issued, fully paid, and non-assessable.

We express no opinion on any law other than the law of Guernsey, Channel
Islands.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under "Enforceability of Civil Liabilities" and "Legal Matters" in the prospectus comprising a part of the Registration Statement. This opinion may be relied upon by Reboul, MacMurray, Hewitt, Maynard & Kristol for the purposes of the opinion which they are giving in connection with the filing of the Registration Statement.

Yours faithfully


/s/ Carey Langlois
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    Carey Langlois